UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2007

Brainstorm Cell Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-61610	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 East 59th Street
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 557-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On December 17, 2007, Brainstorm Cell Therapeutics Inc. and Brainstorm Cell Therapeutics Ltd. (collectively, the "Company") entered into a Termination Agreement (the "Termination Agreement") with Yoram Drucker, the Company's former Chief Operating Officer and principal executive officer.

    Under the Termination Agreement, the Company and Mr. Drucker have agreed to terminate their employment relationship effective November 15, 2007. Pursuant to the Termination Agreement, the Company will pay in 7 monthly installments beginning on January 1, 2008 a total of $60,000 to Mr. Drucker, which represents debt accrued prior to November 15, 2007. Under the Termination Agreement, options granted on November 16, 2004 to Mr. Drucker to acquire 685,760 shares of the Company's Common Stock at an exercise price of $0.15 per share are fully vested and are exercisable until November 15, 2011. The options granted to Mr. Drucker on May 2, 2006, to acquire 100,000 shares of the Company’s Common Stock at an exercise price of $0.15 per share are fully vested and are exercisable until November 15, 2009. The options granted to Mr. Drucker on March 21, 2007, to acquire 250,000 shares of the Company’s Common Stock at an exercise price of $0.47 per share will continue to vest and be exercisable in accordance with the Option Agreement between Mr. Drucker and the Company dated March 31, 2007 as if his employment continued throughout the entire vesting period and will expire on March 21, 2010. All other options previously granted to Mr. Drucker are forfeited to the Company as of the date of the Termination Agreement.

    Under the Termination Agreement, Mr. Drucker released the Company from any and all claims arising out of or related to his employment or termination from employment with the Company, except for (i) claims based on the enforcement of the Termination Agreement and (ii) claims based on events occurring after the date of the Termination Agreement.

    The foregoing description is subject to, and qualified in its entirety by, the Termination Agreement filed as an exhibit hereto and incorporated herein by reference.

    Pursuant to the Termination Agreement, the Employment Agreement (the "Employment Agreement"), dated as of November 16, 2004, between Mr. Drucker and the Company was terminated effective November 15, 2007, except that Section 7 of the Employment Agreement relating to competitive activity will remain in effect pursuant to the Employment Agreement. A copy of the Employment Agreement was filed with the Securities and Exchange Commission as Exhibit 10.06 to the Company's Form 8-K filed November 22, 2004.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1 Termination Agreement, dated December 17, 2007, between the Registrant, Brainstorm Cell Therapeutics Ltd. and Yoram Drucker.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 20, 2007	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Rami Efrati Rami Efrati
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Termination Agreement, dated December 17, 2007, between the Registrant, Brainstorm Cell Therapeutics Ltd. and Yoram Drucker.